Exhibit 10.1

THIRD Amendment to EXECUTIVE EMPLOYMENT Agreement

This THIRD Amendment to EXECUTIVE EMPLOYMENT Agreement (this “Amendment”), effective as of March 3, 2016 (the “Effective Date”), is made and entered into by and between Snap Interactive, Inc., a Delaware corporation (the “Company”), and Alexander Harrington (“Executive”) for purposes of amending that certain Executive Employment Agreement, dated as of February 28, 2014, as amended by the First Amendment to Executive Employment Agreement, effective as of March 19, 2015, and as further amended by the Second Amendment to Executive Employment Agreement (the “Second Amendment”), effective as of October 13, 2015, by and between the Company and Executive (collectively, the “Agreement”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

WHEREAS, Section 12(j) of the Agreement provides that the Agreement can only be amended by a writing signed by the parties thereto; and

WHEREAS, the Company and Executive mutually desire to amend the Agreement to reflect a change to Executive’s Annual Incentive Bonus for the 2015 calendar year and to clarify that the parties intended the changes made by the Second Amendment to eliminate the guaranteed bonus provided by Section 5(b)(i) of the Agreement.

NOW, THEREFORE, pursuant to Section 12(j) of the Agreement, in consideration of the mutual promises, conditions, and covenants contained herein and in the Agreement, and other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties agree to amend the Agreement as follows, effective as of the Effective Date:

1.           Section 5 of the Agreement is hereby amended by deleting subsections (i) and (ii) of said section in their entirety and substituting in lieu thereof the following new Section 5(b)(i) and renumbering the current Section 5(b)(iii) as Section 5(b)(ii):

(i) For the 2015 calendar year, Executive shall be eligible to receive an annual incentive bonus (the “Annual Incentive Bonus”) of Twenty-Five Thousand Dollars (US $25,000), provided Executive is employed by the Company on the date the Annual Incentive Bonus is paid, which date shall be during the annual review period (generally January through March) in 2016. In addition, Executive shall be eligible to receive, subject to Board approval, an option to purchase fifty thousand (50,000) shares of common stock of the Company, with (A) an exercise price equal to $0.20 per share, which is greater than the fair market value of the Company’s common stock on the date of grant and (B) twenty-five percent (25%) of the options vesting on each of the first, second, third, and fourth anniversary of the date of grant, subject to the terms and conditions of the Company’s Amended and Restated 2011 Long-Term Incentive Plan and the Company’s standard form of nonqualified stock option agreement.

2.           Except for the Annual Incentive Bonus described in this Amendment, Executive acknowledges and agrees that he has voluntarily and irrevocably waived his right to any other incentive bonus for the 2015 calendar year that he may have previously been eligible to receive under the terms of this Agreement or any prior amendment thereto.

3.           Except as expressly amended by this Amendment, the Agreement shall continue in full force and effect in accordance with the provisions thereof.

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Signature Page Follows]

IN WITNESS WHEREOF, the Company and Executive have executed, or caused to be executed, this Amendment to be effective as of the Effective Date.

SNAP INTERACTIVE, INC.

By:	/s/ Clifford Lerner
	Name:	Clifford Lerner
	Title:	President of The Grade

EXECUTIVE

/s/ Alexander Harrington
Alexander Harrington

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Third Amendment to Executive Employment Agreement